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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 2, 2002

                          Peoples Financial Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Ohio                         0-28838                    34-1822228
------------------------        ---------------------        -------------------
(State of Incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)



                   211 Lincoln Way East, Massillon Ohio 44646
                   ------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  330-832-7441.
                                                     -------------



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                                    FORM 8-K


Item 1.  Changes in Control of Registrant.

         Not applicable.

Item 2.  Acquisition or Disposition of Assets.

         Not applicable.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

Item 5.  Other Events and Regulation FD Disclosure.

         On January 2, 2002, Peoples Financial Corporation released the following information regarding its 2002 Annual Meeting of Shareholders:

         The Board of Directors of Peoples Financial Corporation ("PFC") has set the date of its 2002 Annual Meeting of Shareholders (the "Annual Meeting") as March 13, 2002. The date has been delayed due to PFC's preparation to present to the shareholders a resolution to adopt the Agreement and Plan of Merger by and between National Bancshares Corporation and Peoples Financial Corporation dated as of October 2, 2001.

         Although the date for presentation of shareholder proposals for inclusion in the proxy statement for the Annual Meeting has passed, if a shareholder wishes to present a matter at the Annual Meeting and presents it to PFC after January 11, 2002, then the proxies appointed by the Board of Directors for the Annual Meeting may vote in their discretion on such matter any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for the Annual Meeting.

Item 6.  Resignations of Registrant's Directors.

         Not applicable.

Item 7.  Financial Statements and Exhibits.

         Not applicable.


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Item 8.  Change in Fiscal Year.

         Not applicable.

Item 9.  Regulation FD Disclosure.

         Not applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



Date:    January 2, 2002               PEOPLES FINANCIAL CORPORATION




                                       By: /s/ Paul von Gunten
                                           -------------------------------------
                                           Paul von Gunten
                                           President and Chief Executive Officer